                                                                      EXHIBIT 11

                               CIGNA CORPORATION
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1993          1992          1991
                                                          ----------    ----------    ----------
INCOME AVAILABLE TO COMMON SHARES
- -------------------------------------------------------
PRIMARY:
  Income before extraordinary item and cumulative
     effect of accounting changes......................   $      234    $      337    $      453
  Extraordinary loss:
     Loss from early extinguishment of debt............           --            --            (4)
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes.......................           --          (530)           --
  Cumulative effect of accounting change for income
     taxes.............................................           --           504            --
                                                          ----------    ----------    ----------
  Net income available to common shares................   $      234    $      311    $      449
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------
WEIGHTED AVERAGE SHARES
- -------------------------------------------------------
PRIMARY:
  Common shares........................................   71,933,241    71,694,059    71,470,589
  Common share equivalents applicable to stock
     options...........................................       88,710        42,716        20,658
                                                          ----------    ----------    ----------
     Total.............................................   72,021,951    71,736,775    71,491,247
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------
EARNINGS PER SHARE
- -------------------------------------------------------
PRIMARY:
  Income before extraordinary loss and cumulative
     effect of accounting changes......................   $     3.25    $     4.70    $     6.34
  Loss from early extinguishment of debt...............           --            --          (.06)
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits other
     than pensions, net of taxes.......................           --         (7.39)           --
  Cumulative effect of accounting change for income
     taxes.............................................           --          7.03            --
                                                          ----------    ----------    ----------
  Net income...........................................   $     3.25    $     4.34    $     6.28
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------

                               CIGNA CORPORATION
                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------
                                                          1993           1992           1991
                                                       -----------    -----------    -----------
INCOME AVAILABLE TO COMMON SHARES
FULLY DILUTED:
  Income before extraordinary item and cumulative
     effect of accounting changes...................   $       234    $       337    $       453
  Adjusted for:
     Interest expense (net of tax) on convertible
       subordinated debentures......................            13             13             13
                                                       -----------    -----------    -----------
  Income before extraordinary item and cumulative
     effect of accounting changes...................           247            350            466
  Extraordinary loss:
     Loss from early extinguishment of debt.........            --             --             (4)
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits
     other than pensions, net of taxes..............            --           (530)            --
  Cumulative effect of accounting change for income
     taxes..........................................            --            504             --
                                                       -----------    -----------    -----------
  Net income available to common shares.............   $       247    $       324    $       462
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
WEIGHTED AVERAGE SHARES
FULLY DILUTED:
  Common shares.....................................    71,933,241     71,694,059     71,470,589
  Common share equivalents applicable to stock
     options........................................        97,177         57,728         43,631
  Assumed conversion of convertible subordinated
     debentures.....................................     3,626,395      3,626,395      3,626,395
                                                       -----------    -----------    -----------
     Total..........................................    75,656,813     75,378,182     75,140,615
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
EARNINGS PER SHARE
FULLY DILUTED:
  Income before extraordinary loss..................   $      3.26    $      4.65    $      6.20
  Loss from early extinguishment of debt............            --             --           (.05)
  Cumulative effect of accounting changes for
     postemployment and postretirement benefits
     other than pensions, net of taxes..............            --          (7.03)            --
  Cumulative effect of accounting change for income
     taxes..........................................            --           6.69             --
                                                       -----------    -----------    -----------
  Net income........................................   $      3.26    $      4.31    $      6.15
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------